Exhibit 99.2

THOMAS PROPERTIES GROUP, INC. ANNOUNCES

SECOND QUARTER 2008 RESULTS

Thomas Properties Group, Inc. (Nasdaq: TPGI) reported today the results of operations for the quarter ended June 30, 2008.

The results of operations presented in this release include TPGI’s results of operations for the three months ended June 30, 2008 and 2007. The consolidated net income for the three months ended June 30, 2008 was $4,948,000 or $0.21 per share compared to consolidated net income of $650,000 or $0.03 per share for the three months ended June 30, 2007. The consolidated net income for the six months ended June 30, 2008 was $5,167,000 or $0.22 per share compared to consolidated net income of $395,000 or $0.02 per share for the six months ended June 30, 2007.

After tax cash flow (a non-GAAP financial measure) for the three months ended June 30, 2008 was $11,955,000 or $0.50 per share compared to after tax cash flow of $6,256,000 or $0.30 per share for the three months ended June 30, 2007. After tax cash flow (a non-GAAP financial measure), for the six months ended June 30, 2008 was $18,399,000 or $0.78 per share compared to after tax cash flow of $9,503,000 or $0.54 per share for the six months ended June 30, 2007. We define after tax cash flow (ATCF) as net income (loss) excluding the following items: deferred income taxes, non-cash charges for depreciation and amortization, amortization of loan costs, non-cash compensation expense, straight-line rent adjustments and fair market value rent adjustments. ATCF is further described in note (c) to the financial statements below.

“Our investment management platform continues to grow with the commitment of $250 million of equity from UBS Wealth Management – North American Property Fund Limited,” said Jim Thomas, Chairman and CEO. “This joint venture program and our High Performance Green Fund currently have buying capacity of over $1 billion, which positions us well to take advantage of future opportunities.”

Thomas added, “On the development front, we expect to complete construction of both the Murano condominiums and the first two office buildings at Four Points Centre in the third quarter. We are very pleased that the construction of both of these properties has gone better than expected.”

Financial schedules follow. Further information is available in the Supplemental Financial Information for the Second Quarter 2008, which is available in the Investor Relations section (Financial Information) on TPGI’s website.

Teleconference and Webcast

TPGI will hold a quarterly earnings conference call on Thursday, August 7, 2008 at 10:00 a.m. Pacific Time. To participate in the call, dial (800) 260-8140 and (617) 614-3672 internationally, and provide confirmation code 70404534.

A live webcast (listen only mode) of the conference call will also be available at this time. A hyperlink to the live webcast will be available from the Investor Relations section of our website at www.tpgre.com. A replay of the call will be available through August 28, 2008, by calling (888) 286-8010 and (617) 801-6888 internationally, and providing confirmation code 75921975. The replay will also be available on Thomas Properties Group, Inc.’s web site at www.tpgre.com.

The webcast is also being distributed through the Thomson StreetEvents Network to both institutional and individual investors. Individual investors can listen to the call at www.fulldisclosure.com, Thomson/CCBN’s individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson’s password-protected event management site, StreetEvents (www.streetevents.com).

About Thomas Properties Group, Inc.

Thomas Properties Group, Inc., with headquarters in Los Angeles, is a full-service real estate company that owns, acquires, develops and manages primarily office, as well as mixed-use and residential, properties on a nationwide basis. The company’s primary areas of focus are the acquisition and ownership of premier properties, property development and redevelopment, and property and investment management activities. The company seeks to capitalize on opportunities for above-average risk-adjusted investment returns from real estate, while managing the volatility associated with the real estate industry, through joint-venture ownership structures. For more information on Thomas Properties Group, Inc., visit www.tpgre.com.

Forward Looking Statements

Statements made in this press release or during the quarterly earnings conference call that are not historical may contain forward-looking statements. Although TPGI believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, these statements are subject to numerous risks and uncertainties. Factors that could cause actual results to differ materially from TPGI’s expectations include actual and perceived trends in various national and economic conditions that affect global and regional markets for commercial real estate services, including interest rates, the availability of credit and equity investors to finance commercial real estate transactions, and the impact of tax laws affecting real estate. For a discussion of some of the factors that may cause our results to differ from management’s expectations, see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Factors That May Influence Future Results of Operations” in our 10-K for the year ended December 31, 2007, which has been filed with the SEC. TPGI disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

THOMAS PROPERTIES GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

	Three months ended June 30,		Six months ended June 30,
	2008	2007	2008	2007
Revenues:
Rental	$8,002	$8,219	$15,835	$16,381
Tenant reimbursements	7,270	6,659	14,125	13,244
Parking and other	862	899	1,822	1,892
Investment advisory, management, leasing, and development services	2,338	2,177	4,403	4,380
Investment advisory, management, leasing, and development services - unconsolidated real estate entities	6,294	5,308	12,212	9,666
Condominium sales - percentage of completion	76,136	—	76,136	—

Total revenues	100,902	23,262	124,533	45,563

Expenses:
Rental property operating and maintenance	6,851	5,468	12,859	11,207
Real estate taxes	1,576	1,549	3,176	3,024
Investment advisory, management, leasing, and development services	6,613	4,473	11,796	7,947
Cost of condominium sales - percentage of completion	59,115	—	59,115	—
Rent - unconsolidated real estate entities	61	60	126	120
Interest	3,860	3,782	7,937	8,043
Depreciation and amortization	2,779	3,048	5,550	6,107
General and administrative	5,285	4,539	9,382	8,515

Total expenses	86,140	22,919	109,941	44,963

Gain on sale of real estate	1,099	1,420	3,618	2,389
Gain from early extinguishment of debt	255	—	255	—
Interest income	691	1,730	1,754	2,569
Equity in net loss of unconsolidated real estate entities	(2,575)	(1,363)	(5,140)	(4,532)
Minority interests - unitholders in the Operating Partnership	(5,511)	(941)	(5,858)	(348)
Minority interests in consolidated real estate entities	(41)	10	—	35

Income before provision for income taxes	8,680	1,199	9,221	713
Provision for income taxes	(3,732)	(549)	(4,054)	(318)

Net income	$4,948	$650	$5,167	$395

Earnings per share-basic	$0.21	$0.03	$0.22	$0.02
Earnings per share-diluted	$0.21	$0.03	$0.22	$0.02

Weighted average common shares - basic	23,678,260	20,540,116	23,670,418	17,468,385
Weighted average common shares - diluted	23,678,260	20,611,368	23,670,418	17,531,688

Reconciliation of net income to EBDT(a):

Net income	$4,948	$650	$5,167	$395
Adjustments:
Deferred income tax expense	3,732	549	4,054	318
Minority interests	5,552	931	5,858	313
Depreciation and amortization	2,779	3,048	5,550	6,107
Amortization of loan costs	78	82	159	163
Unconsolidated real estate entities:
Depreciation and amortization	4,969	4,265	10,087	8,119
Depreciation and amortization from discontinued operations	—	—	—	12
Amortization of loan costs	547	358	843	770

Earnings before depreciation, amortization and income taxes	$22,605	$9,883	$31,718	$16,197

TPGI share of earnings before depreciation, amortization and income taxes (b)	$13,791	$5,537	$19,396	$8,254

Income tax expense-current	$(2,512)	$—	$(2,512)	$—

EBDT	$11,279	$5,537	$16,884	$8,254

EBDT per share – basic	$0.48	$0.27	$0.71	$0.47

EBDT per share – diluted	$0.48	$0.27	$0.71	$0.47

Reconciliation of net income to ATCF (c):

Net income	$4,948	$650	$5,167	$395
Adjustments:
Deferred income tax expense	3,732	549	4,054	318
Minority interests	5,552	931	5,858	313
Depreciation and amortization	2,779	3,048	5,550	6,107
Amortization of loan costs	78	82	159	163
Non-cash compensation expense	862	1,068	1,609	1,777
Straight-line rent adjustments	1,183	1,439	2,948	2,920
Fair market value of rent adjustments	(48)	(2)	(58)	(4)
Unconsolidated real estate entities:
Depreciation and amortization	4,969	4,265	10,087	8,119
Depreciation and amortization from discontinued operations	—	—	—	12
Amortization of loan costs	547	358	843	770
Straight-line rent adjustments	(470)	(930)	(1,332)	(1,836)
Fair market value of rent adjustments	(420)	(293)	(689)	(407)

ATCF	$23,712	$11,165	$34,196	$18,647

TPGI share of ATCF before income taxes (b)	$14,467	$6,256	$20,911	$9,503

Income tax expense-current	$(2,512)	$—	$(2,512)	$—

ATCF	$11,955	$6,256	$18,399	$9,503

ATCF per share – basic	$0.50	$0.30	$0.78	$0.54

ATCF per share – diluted	$0.50	$0.30	$0.78	$0.54

Weighted average common shares - basic	23,678,260	20,540,116	23,670,418	17,468,385
Weighted average common shares - diluted	23,678,260	20,611,368	23,670,418	17,531,688

(a)

EBDT is a non-GAAP financial measure and may not be directly comparable to similarly-titled measures reported by other companies. We define EBDT as net income (loss) excluding the following items: i) deferred income tax expense (benefit); ii) minority interests; iii) non-cash charges for depreciation and amortization; and iv) amortization of loan costs. EBDT provides a performance measure that, when compared year over year, reflects the impact to operations from changes to occupancy rates, rental rates, operating costs, development and redevelopment activities, general and administrative expenses, and interest costs, and provides perspective on operating performance not immediately apparent from net income. EBDT should be considered only as a supplement to net income as a measure of our performance. EBDT also assists management in identifying trends for purposes of financial planning and forecasting results. However, the usefulness of EBDT as a performance measure is limited and EBDT should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. EBDT also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP).

(b)	Based on an interest in our operating partnership of 61.01% and 50.96% for the three months ended June 30, 2008 and 2007, respectively, and 61.15% and 50.96% for the six months ended June 30, 2007.

(c)	ATCF is a non-GAAP financial measure and may not be directly comparable to similarly-titled measures reported by other companies. We define ATCF as net income (loss) excluding the following items: i) deferred income tax expense (benefit); ii) minority interests; iii) non-cash charges for depreciation and amortization; iv) amortization of loan costs; v) non-cash compensation expense; vi) the adjustment to recognize rental revenues using the straight-line method; and vii) the adjustment to rental revenue to reflect the fair market value of rents. Management utilizes ATCF data in assessing performance of our business operations in period-to-period comparisons and for financial planning purposes. ATCF should be considered only as a supplement to net income as a measure of our performance. ATCF should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. ATCF also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP).

THOMAS PROPERTIES GROUP, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30, 2008	December 31, 2007
	(unaudited)	(audited)
ASSETS
Investments in real estate:
Land and improvements	$35,939	$35,499
Land improvements - development property	98,156	85,253
Construction in progress	131,391	135,396
Buildings and improvements	261,221	259,031
Tenant improvements	42,512	59,804

	569,219	574,983
Less accumulated depreciation	(98,012)	(111,619)

	471,207	463,364
Investment in real estate - development property held for sale	—	—

Investments in unconsolidated real estate entities	43,005	49,199
Cash and cash equivalents	91,946	126,647
Restricted cash	22,934	26,251
Short Term Investments	—	—
Rents and other receivables, net	3,524	2,352
Receivables from condominium sales contracts	65,008	—
Receivables - unconsolidated real estate entities	5,255	6,640
Deferred rents	11,975	14,696
Deferred leasing and loan costs, net	15,608	13,051
Other assets, net	23,026	18,692

Total assets	$753,488	$720,892

LIABILITIES AND EQUITY
Liabilities:
Mortgage loans	$256,558	$257,278
Other secured loans	170,130	134,829
Unsecured loan	3,900	3,900
Accounts payable and other liabilities, net	68,810	74,733
Dividends and distributions payable	2,370	2,354
Due to affiliate	—	2,000
Prepaid rent	1,957	3,402

Total liabilities	503,725	478,496

Minority Interests:
Unitholders in the Operating Partnership	98,853	95,245
Minority interests in consolidated real estate entities	3,878	4,581

Total minority interests	102,731	99,826

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.01 par value, 25,000,000 shares authorized, none issued or outstanding as of June 30, 2008 and December 31, 2007	—	—
Common stock, $.01 par value, 75,000,000 shares authorized, 23,853,904 and 23,747,936 shares issued and outstanding as of June 30, 2008 and December 31, 2007, respectively	238	237
Limited voting stock, $.01 par value, 20,000,000 shares authorized, 14,496,666 shares issued and outstanding as of June 30, 2008 and December 31, 2007	145	145
Additional paid-in capital	159,936	157,799
Retained deficit and dividends	(13,287)	(15,611)

Total stockholders’ equity	147,032	142,570

Total liabilities and stockholders’ equity	$753,488	$720,892

Contact:	Thomas Properties Group, Inc.
Website: www.tpgre.com
Diana Laing, Chief Financial Officer
213-613-1900